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                                                                     Exhibit 3.2

                        BYLAWS OF OREGON PACIFIC BANCORP

                        ARTICLE I - SHAREHOLDER MEETINGS

         1.1 Annual Meeting. The annual meeting of shareholders shall be held within 120 days after the close of the fiscal year of Oregon Pacific Bancorp (hereinafter, the "Corporation"), for the election of directors and the transaction of any other business, at such time and place as is permissible under the laws of Oregon and as may be determined by the Board of Directors. If for any cause an election of directors is not held on the day fixed by this Section, such meeting shall be adjourned to some future date within thirty (30) days of the annual meeting date.

         1.2 Special Meetings. Special meetings of shareholders may be called at any time by the Chief Executive Officer, a majority of the Board of Directors, or not fewer than three shareholders holding in the aggregate not less than one-third of the outstanding voting stock of the Corporation. The Board of Directors shall designate the time and place of such special meeting, provided that the special meeting must be held in the State of Oregon. The special meeting shall be held not later than 45 days after the call for the meeting is issued. Notice of all special meetings shall state specifically the purposes thereof. No business other than that specified in said notice shall be transacted at any special meeting unless all shareholders of the Corporation are present either in person or by proxy, and the holders of not less than two-thirds of all stock shall consent thereto.

         1.3 Notice of Meetings. Written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten
(10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the officer or other person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid.

         1.4 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         1.5 Proxies. Shareholders may vote at any meeting by proxy. Every proxy shall be in writing, dated, and signed by the shareholder granting the same, shall be valid for only one meeting to be specified therein, or any adjournment thereof, shall specify one or more proxyholders by name, shall be revocable by the shareholder granting it at any time prior to its exercise, and shall specify therein how the proxy may be revoked.

         1.6 Quorum. At all meetings of shareholders, the holders of a majority of the capital stock of the Corporation issued and outstanding, present either in person or by proxy, shall constitute a quorum and shall be necessary for the transaction of business, but shareholders representing less than a quorum may adjourn such meetings from time to time, and the meeting so adjourned may be held without additional or further notice. If a quorum is present at the commencement of the meeting, the departure of any number of shareholders thereafter shall not constitute the loss of the quorum. At any legally constituted meeting of shareholders, action by the holders of a majority of the shares of stock represented shall control unless otherwise provided for in these Bylaws or by applicable law. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting at the time the vote is taken and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by applicable law or the Articles of Incorporation.

         1.7 Vote. At all meetings of shareholders, each shareholder shall be entitled to one vote for each full share of stock held by such shareholder on the record date for such meeting.

         1.8 Matters Proposed by Shareholders. Unless otherwise permitted by the Board of Directors, any business, including without limitation nominations of directors, may be properly brought before an annual
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shareholders meeting, or before any special meeting of shareholders, by a shareholder only upon the shareholder's timely notice in writing to the secretary of the Corporation. To be timely, a shareholder's written notice must be physically received at the principal executive offices of the Corporation not later than the close of business on the thirtieth (30th) calendar day before the date of the meeting. A shareholder's notice under this provision shall set forth
(i) a brief description of each matter desired to be brought before the meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number or shares of stock, if any, of the Corporation which are beneficially owned by such person, (d) the proposed nominee's written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

                             ARTICLE II - DIRECTORS

         2.1 Responsibilities. The business of the Corporation shall operate under the supervision of the Board of Directors.

         2.2 Number; Share Ownership; Qualifications. Subject to the limitations imposed by the Articles of Incorporation of the Corporation: (i) there shall be no less than seven (7) members of the Board of Directors; and (ii) each director shall beneficially own no less than 500 shares of stock of the Corporation. If the Articles of Incorporation permit more than seven members of the Board of Directors, the exact number of directors in excess of seven shall be fixed by the Board of Directors, which may fill vacancies in its discretion. No person may take office as a director who is not fully qualified and eligible to serve as a director of the Corporation under applicable law. Prior to taking office, a duly elected and qualified director shall take an oath of office if and as required by law.

         2.3 Staggered Terms. Directors of the Corporation shall serve staggered terms. The Board of Directors shall be divided into three classes, none of which shall have less than two (2) members, identified as class (A), class (B), and class (C). The term of office of directors in class (A) shall expire at the first annual meeting of shareholders after their election or when their successors are qualified and elected. The term of office of directors in class
(B) shall expire at the second annual meeting of shareholders after their election or when their successors are qualified and elected. The term of office of directors in class (C) shall expire at the third annual meeting of shareholders after their election or when their successors are qualified and elected. At each meeting thereafter, the number of directors equal to the number in the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting or until their successors are qualified and elected.

         2.4 Organization. Within one month from the date of its election, the Board of Directors shall meet for the purpose of organization, including the appointment of officers and the election of a Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors, shall preside at all meetings of the Board, and shall be an ex-officio member of all committees of the Board of Directors. The Board of Directors may also elect a Deputy Chairman to preside in the absence of the Chairman. The Board of Directors or the Chief Executive Officer shall also appoint a registered agent for the Corporation.

         2.5 Regular Meetings. The Board of Directors shall hold a regular meeting at least once every calendar quarter on such dates as may be fixed by the Chairman of the Board and Chief Executive Officer, on not less than five (5) days notice.

         2.6 Special Meetings. Special meetings of the Board of Directors may be held from time to time upon the call of the Chairman of the Board, the Chief Executive Officer, or not less than one-half of the duly elected, qualified and acting directors. Notice of such meeting shall be given by the person or persons calling the same, by mail not less than five (5) days before the time fixed for such meeting. The presence of any director shall constitute a waiver of the notice of such meeting. Notice of all special meetings shall state specifically the purposes thereof.
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         2.7 Oregon Law. Nothing in this Article II shall preclude the Board of
Directors from meeting, voting or otherwise acting as the Board of Directors of the Corporation with respect to the business of the Corporation in any manner permitted under Oregon law.

         2.8 Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business.

         2.9 Employment of Officers. The Board of Directors shall authorize the employment and compensation of all officers of the Corporation.

         2.10 Director Attendance. All directors shall attend each meeting of the Board of Directors. If unable to attend, the director will be given an excused or unexcused absence by a majority of the directors. If any director has a total of three (3) unexcused absences within the operating year (between annual meetings) such director shall cease to be a member of the Board of Directors, which shall thereafter declare a vacancy which may be filled as provided in these Bylaws.

         2.11 Vacancies. A vacancy on the Board of Directors may be filled by an individual elected by a majority vote of the remaining members of the Board of Directors, who shall serve for the unexpired term arising from the vacancy.

         2.12 Removal. Consistent with applicable law and its fiduciary duties, a two-thirds majority of the Board of Directors may remove a member of the Board of Directors for cause.

                            ARTICLE III - COMMITTEES

         3.1 Committees. The Board of Directors shall have the power to establish one or more committees, which shall have such duties as may be delegated to the committee by the Board. Such committees shall include an examining or audit committee as required by applicable law. The Chief Executive Officer or the President shall be an ex-officio member of each committee except as applicable law precludes such membership.

         3.2 Term and Purposes. Subject to applicable law, all committees established by the Board of Directors shall exist for such time and for such purposes as it determines, and may include, without limitation, employees of the Corporation, shareholders of the Corporation, and independent professionals.

                              ARTICLE IV - OFFICERS

         4.1 Officers. The officers of the Corporation shall be a Chief Executive Officer, who shall be a member of the Board of Directors, a President, and a Secretary. Other officers may be appointed by the Board of Directors or the President from time to time. One individual may serve as both President and Chief Executive Officer. Only the Board of Directors may elect the Chief Executive Officer, the President and the Secretary. All other officers may be appointed by the Board of Directors or the Chief Executive Officer.

         4.2 Terms of Office. The Chief Executive Officer, the President, the Secretary and any other officers shall hold office for the current year for which they shall be appointed, or as provided under any written employment agreements, unless and until they shall resign, become disqualified or be removed. Any vacancies occurring in any of the above offices shall be filled by the Board of Directors, except that the Chief Executive Officer or President may fill Vice Presidential vacancies or positions, if any.

         4.3 Duties of Officers. The Chief Executive Officer and other officers of the Corporation shall perform such duties as the Board of Directors may from time to time prescribe or as may be required by law. The Board of Directors may delegate to the Chief Executive Officer the establishment of the duties of the Corporation's officers and the direct supervision of such officers, consistent with these Bylaws and applicable law.

         4.4 Duties of Secretary. The Secretary shall keep a complete record of the proceedings of all meetings of shareholders and directors, shall have custody of the corporate seal, if any, shall attest the signature of the
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Corporation when required to do so in the usual course of business and pursuant to law, and shall perform all other duties as the Board of Directors may from time to time prescribe or as may be required by law.

                           ARTICLE V - CORPORATE STOCK

         5.1 Shares Without Certificates. The Corporation shall issue shares without certificates as provided by ORS 60.164 or any successor statute.

                          ARTICLE VI - INDEMNIFICATION

         6.1 Indemnification. The Corporation shall indemnify current and former directors and officers of the Corporation, and may in its discretion indemnify current and former employees, fiduciaries and other agents of the Corporation, to the fullest extent permitted under law. The Corporation may enter into written agreements of indemnification, and may purchase policies of insurance consistent with this Article VI.

         6.2 Limitation. No indemnification shall be provided to any person by the Corporation for any liability, damages, fines, costs or expenses which, in the sole and exclusive judgment of the Corporation, arose from one or more of the following acts, omissions or conduct of such person: (1) a violation of the standard of conduct set forth in ORS 60.357, et seq. or any successor statute;
(2) a breach of any applicable duty of loyalty to the Corporation or its shareholders; (3) an act or omission not in good faith, involving intentional misconduct, or constituting a knowing violation of the law; (4) conduct causing or resulting in an unlawful distribution of assets of the Corporation; (5) conduct from which the person, or any relative, insider or affiliate of the person, received an improper benefit.

         6.3 Advances of Expenses. In any action, suit or proceeding in which a person who may be entitled to indemnification by the Corporation is a party, the Corporation may, but shall have no obligation to, reimburse or pay for the reasonable expenses incurred by such person in advance of the final disposition of the same. Prior to such reimbursement or payment such person shall set forth in writing: (1) the person's good faith belief of entitlement to indemnification; and (2) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification.

         6.4 Provisions Not Exclusive. This Article VI shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of or to directors, officers, employees, fiduciaries and other agents of the Corporation that may be part of or included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

                        ARTICLE VII - GENERAL PROVISIONS

         7.1 Real Estate. All instruments for the purpose of transferring and conveying real estate or any agreement involving real estate shall be executed in the name of the Corporation under authority of a resolution by the Board of Directors, and signed by the Chief Executive Officer or President.

         7.2 Satisfaction of Mortgages. Mortgages, trust deeds and security agreements, upon payment thereof, may be released by the Chief Executive Officer or President, or to the extent directed by the Chief Executive Officer or President. Such releases may be made in any manner as now or may hereafter be provided by law.

         7.3 Signing Authorization. All checks, drafts, vouchers or other obligations representing the current expenses and current business transactions of the Corporation shall be signed by the Chief Executive Officer or President or by such officer or employee of the Corporation as may be designated by the Chief Executive Officer or President. The Corporation shall not be liable upon any obligation that does not arise in the ordinary course of business as a current transaction, unless the same is authorized by a resolution of the Board of Directors.

         7.4 Records. The organization papers of the Corporation, records of proceedings at all regular and special meetings of the Board of Directors, the Bylaws and all changes and all amendments thereof, the reports of committees, and all other proceedings shall be recorded in detail in the minutes book. Every official communication
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from any State of Oregon regulatory authority shall be noted in the minutes as required by law. The minutes of each meeting of the Board of Directors shall be signed by all directors who were in attendance and in addition thereto attested by the Secretary.

         7.5 Inspection of Bylaws. A copy of the Bylaws of the Corporation and all amendments thereto shall be kept in a convenient place at the head office of the Corporation and made accessible to any stockholder during regular hours of business of the Corporation.

         7.6 Amendment of Bylaws. The Bylaws may be amended, altered or repealed at any regular or special meeting of the shareholders, or at any regular or special meeting of the Board of Directors by a vote of a majority of the number of directors on the Board of Directors at the time of such vote.

         7.7 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

         7.8 Articles of Incorporation. Each and every provision of these Bylaws is subject to the Articles of Incorporation of the Corporation. In the event of a conflict between the Bylaws and the Articles of Incorporation, the Articles of Incorporation shall control.

          Date of Adoption by Vote of the Board of Directors: 11/08/02.